EXHIBIT 23.1

Independent Auditors Consent

We consent to the incorporation by reference in this Registration Statement of The Classica Group, Inc. on Form SB-2/A of our report dated March 27, 2003, appearing in the Annual Report on Form 10-KSB/A of The Classica Group Inc. for the year ended December 31, 2002.

Ehrenkrantz, Sterling & Co., LLC
Livingston, New Jersey
August 14, 2003